RECANTOAZUL  #2
                       SOFTWARE  LICENSE  AGREEMENT

THIS  AGREEMENT  is  entered  into  this  28th  day  of  September  2000,

BETWEEN:

     RECANTOAZUL S.A., with registered offices in San Jose, Costa Rica; (hereinafter referred to as the "Licensee")

AND

     UNITED CASINO CORPORATION. with offices at 17612 Jordan Ave., 1A, Irvine, CA 92612;(hereinafter referred to as "United")

WHEREAS,

A.  UNITED  owns  rights  to  Internet  sports-book  software  (the "Software");

B.   UNITED  wishes  to  license  the  Software  to  other  companies;  and

C. The Licensee wishes to license the Software and make use of such Software in order to operate an Internet sports-book site.

NOW THEREFORE, in consideration of the premises and mutual covenants herein set forth, the parties agree as follows:


1.   GENERAL  PROVISIONS
-----------------------

1.1  DEFINITIONS


     1.1.1 "Licensed Software" shall mean a licensed data processing program or micro program consisting of a series or sequence of signals, or instructions, statements, or fonts stored on any media in machine readable form, and any related licensed materials such as, but not limited to, graphics, flow charts, logic diagrams, manuals, and listing made generally available by UNITED for use in connection with the licensed programs. The Licensed Software shall consist of a Sports-book. The Sports-book shall have the ability to receive wagers or bets on sporting events from players throughout the world.

     1.1.2 "Hardware" shall mean all the necessary computers, routers, cabling, monitors, hard drives, back-up systems, and other equipment as may be required in order to store, distribute and run the Licensed Software.

     1.1.3 "Customer Information" shall mean all data collected and stored on customers including, without limiting the generality of the foregoing, name, address, phone and fax number, e-mail address, credit card numbers and expiration dates or information on other types of payments, amounts wagered and frequency of wagering.

     1.1.4 "Confidential Information" shall mean material in the possession of UNITED which is not generally available to or used by others or the utility or value of which is not generally known or recognized as standard practice, including, without limitation, all financial business and personal data relating to UNITED's clients, any non-public information about affiliates,

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               subsidiaries,  consultants  and  employees  of  UNITED  or  its affiliates, business and marketing plans, strategies and methods, studies, charts, plans, tables and compilations of business industrial information, computer software and computer technology whether patentable, copyrightable or not, which is acquired or developed by or on behalf of UNITED or its affiliates from time to time.

1.2  INDEMNIFICATION

     1.2.1 The Licensee acknowledges and agrees that neither UNITED nor any of its members, shareholders, directors, officers, employees or representatives will be liable to the Licensee or any of the Licensee's customers for any special, indirect, consequential, punitive or exemplary damages, or damages for loss of profits or savings, in connection with this Agreement, the services or the Hardware or any other information, material or services provided by UNITED to the Licensee under this Agreement. If, despite the foregoing limitations, UNITED or any of its shareholders, directors, officers, employees or representatives should become liable to the Licensee or any other person (a "Claimant") in connection with this Agreement, then the maximum aggregate liability of UNITED, its members, shareholders, directors, officers, employees and representatives for all such things and to all such parties will be limited to the lesser of the actual amount of loss or damage suffered by the Claimant or the amount of the Licensee's fees payable by the Licensee to UNITED for the six months prior to the loss.

     1.2.2 The Licensee shall indemnify and save harmless UNITED and its members, shareholders, directors, officers, employees, agents , contractors, representatives, parent company, or subsidiaries (together, the "Indemnified Parties") from and against all damages, losses, costs and expenses (including actual legal fees and costs), fines and liabilities incurred by or awarded asserted or claimed against any of the Indemnified Parties by any licensing or government agency who licenses, regulates, or otherwise governs the licensing or use of Internet gambling in connection with the Licensee's activities under this Agreement, including claims brought by a person using or relying upon any advice given or publication produced and distributed by the Licensee.

     1.2.3 Notwithstanding anything in this Section 1.2, if UNITED is found guilty of fraud in executing its' obligations under this Agreement, the Licensee shall not be responsible for any indemnification of the Indemnified Parties to the extent that the fraud has caused there to be damages.


1.3  DISRUPTIONS

     1.3.1 The Licensee acknowledges that from time to time, as a result of Software failure or acts of God, the services provided under this Agreement by UNITED can be temporarily disrupted. The Licensee acknowledges and agrees that neither UNITED nor any of its members, shareholders, directors, officers, employees or representatives will be liable to the Licensee or any of the Licensee's customers for any special, indirect, consequential, punitive or exemplary damages, or damages for loss of profits or savings, in connection with these temporary disruptions.

     1.3.2 The Licensee acknowledges that UNITED's ability to perform its obligations under this Agreement may be subject to government licensing in whatever jurisdiction Licensee may choose to

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               operate.  UNITED  shall not be held liable for any damages of any kind whatsoever that may result from changes in government legislation or policy.


1.4  CONDITIONS  OF  LICENSE

     This  license  is  granted  under  the  following  conditions:

     1.4.1 The Licensee acknowledges that its rights in and to the Licensed Software may not be assigned, licensed or otherwise transferred by operation of law without the prior written consent of UNITED. Violation of this section is grounds for immediate termination of this Agreement. UNITED will not withhold its consent to the Licensee's requests to sub-license the Licensed Software to a third party subject to the following obligations of the Licensee and limitations of UNITED:

               A. that the Licensee will have first provided UNITED with a copy of its draft sub-licensing agreement with the proposed sub-licensee (the "Sublicensee"), such agreement must contain the following provisions (the "Sub-licensing Agreement"):

                    1. that Licensee is responsible for all communication with the Sublicensee and UNITED will have no responsibility in this regard;

                    2. the Sublicensee shall obtain no rights in the licensed Software other than those specifically granted in the Sub-licensing Agreement;

                    3. that the Licensed Software is the sole property of UNITED, and that Licensee has only the specific rights to sub-license that are granted to it under this Agreement; and,

                    4. that the cost of any upgrades to the Licensed software that are sublicensed to the Sublicensee will be borne by the Licensee.

     1.4.2 Copyright, trademarks and other proprietary rights of UNITED (UNITED's Intellectual Property) protect the Licensed Software. The Licensee may be held directly responsible for acts relating to the Licensed Software which are not authorized by this Agreement.

     1.4.3 All right, title and interest in and to UNITED's Intellectual Property to the Licensed Software, and any copies thereof, and all documentation, code and logic, which describes and/or comprises the Licensed Software remains the sole property of UNITED.

     1.4.4 UNITED shall not be responsible for failure of performance of this Agreement due to causes beyond its control, including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, acts of God, and similar occurrences.

     1.4.5 The Licensee acknowledges that this is a non-exclusive agreement and that UNITED will license the Licensed Software to as many other parties as are willing to enter into a licensing agreement with UNITED.

     1.4.6 The Licensee shall be responsible for ensuring that they are operating the Licensed Software in compliance with any and all applicable state, provincial, national, and international laws.

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     1.4.7     The  Licensee  shall  provide  UNITED  with  all  documentation necessary to show that the Licensee has obtained any and all necessary licenses in order to operate an Internet Sports-book.

     1.4.8 It is the policy of UNITED to prevent the use of the Licensed Software for use as a "money laundering" vehicle. The Licensee warrants that they will undertake all reasonable efforts to prevent persons from using the Licensed Software for use as a money-laundering vehicle. If it is revealed that the Licensee is purposely allowing or is willfully blind to money laundering, UNITED may terminate this agreement without notice.


1.5  TERM  AND  TERMINATION

     1.5.1 This Agreement shall commence and be deemed effective on the date when fully executed (the "Effective Date"). This Agreement is in effect for a period of three-years and (the "Term") and shall be automatically renewed indefinitely with additional one year terms unless the Licensee gives written notice of termination of this Agreement at least 45 days prior to the end of any one year period.

     1.5.2 UNITED may terminate this Agreement by giving written notice to the Licensee at least six months prior to the end of any one year term provided, however, UNITED shall not give notice of termination in the first term of this Agreement except as provided elsewhere in this section 1.5.

     1.5.3 UNITED may terminate this Agreement at any time upon five days notice if the Licensee is more than 30 days in arrears in paying any quarterly payment due and owing to UNITED. The Licensee shall be allowed to cure the breach during the notice period, thus pre-empting UNITED's ability to terminate this Agreement in accordance with this section.

     1.5.4 UNITED may terminate this Agreement at any time upon five days notice if the Licensee becomes bankrupt or insolvent or ceases carrying on business for any reason.

     1.5.5 The Licensee may terminate this Agreement at any time upon five days notice if UNITED becomes bankrupt or insolvent or ceases carrying on business for any reason.

     1.5.6 The Licensee may, inter alia, terminate this Agreement at any time upon five days notice if UNITED is materially in breach of this Agreement for more than 30 days. UNITED shall be allowed to cure the breach during the notice period, thus pre-empting the Licensee's ability to terminate this Agreement in accordance with this section.

     1.5.7 UNITED may terminate this Agreement at any time upon five days notice if UNITED, or any of its principals, officers or Directors becomes the subject of third party civil or criminal litigation as a result of the Licensee's operations under this Agreement. The litigation contemplated herein must be material, and found to be of a serious nature by independent legal counsel.

     1.5.8 Upon termination of this Agreement, the Licensee shall immediately return to UNITED any and all of UNITED's materials which UNITED has a proprietary right in that are in the Licensee's possession and/or in the possession of the Licensee's agents, servants and employees.


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     1.5.9     Upon  termination  of  this  Agreement,  all Customer Information shall be given to the Licensee and UNITED shall not make use of or disclose any Customer Information to any third party.


1.6  REMUNERATION

     1.6.1 The Licensee shall pay to UNITED a fee of U.S.$100,000 payable in an initial fee of U.S.$10,000 due on execution of this Agreement and quarterly fees of $U.S.$10,000 payable on the 28th day of December, March, June and September for each of the next 9 quarters.

     1.6.2 All monthly payments shall be delivered to UNITED by the due date.


1.7  CONFIDENTIALITY

     1.7.1     The  Licensee  shall  not  disclose,  publish,  or  disseminate
               Confidential Information to anyone other than those of its employees or others with a need to know, and the Licensee agrees to take reasonable precautions to prevent any unauthorized use, disclosure, publication, or dissemination of Confidential Information. The Licensee agrees not to use Confidential Information otherwise for its own or any third party's benefit without the prior written approval of an authorized representative of UNITED in each instance.

     1.7.2 UNITED shall not disclose, publish, or disseminate Customer Information to anyone other than those of its employees with a need to know, and UNITED agrees to take reasonable precautions to prevent any unauthorized use, disclosure, publication, or dissemination of Customer Information. UNITED agrees not to use Customer Information otherwise for its own or any third party's benefit without the prior written approval of an authorized representative of the Licensee in each instance.

     1.7.3 All Confidential Information, and any Derivatives thereof whether created by UNITED or the Licensee, remains the property of UNITED and no license or other rights to Confidential information is granted or implied hereby. For purposes of this Agreement, "Derivatives" shall mean: (a) for copyrightable or copyrighted material, any translation, abridgement, revision or other form in which an existing work may be recast, transformed or adapted; (b) for patentable or patented material, any improvement thereon; and (c) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

     1.7.4 Notwithstanding anything in this Section 1.7, UNITED shall be allowed to use Customer Information for the purpose of fulfilling its reporting obligations as a public company. UNITED shall also be allowed to use Customer Information in a statistical form so long as it does not identify individuals or specific companies.


2.1       OBLIGATIONS  OF  THE  LICENSOR

     2.1.1 UNITED shall make all reasonable efforts to repair and correct any problems arising under UNITED's areas of responsibility that may arise from time to time which would cause it to be unable to perform its' obligations under this Agreement
               (see  section  1.4.4).

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     2.1.2     UNITED  shall  notify the Licensee of any problems that may arise from time to time and shall keep the Licensee apprised of any efforts undertaken to rectify the problem.

     2.1.3 The Hardware shall be located only in places where an Internet Sports-book may be operated legally and where the Licensee has obtained all necessary licenses to operate an online Sports-book.

2.2  THE  LICENSED  SOFTWARE

     2.2.1     UNITED  shall  install  the  Licensed  Software  on the Hardware.

     2.2.2 UNITED may from time to time, at its discretion, add additional sporting events which can be added to the Licensed Software. If additional events become available, the Licensee may request to have the additional events added to the Licensed Software at the actual cost to UNITED.

     2.2.3 UNITED may from time to time, at its discretion, translate part or all of the Games into other languages, which can be added to the Licensed Software. If additional languages become available, the Licensee may request to have the additional languages added to the Licensed Software at fees to be negotiated between United and the Licensee.

     2.2.4 Notwithstanding anything stated in this section 2.2, any changes requested by the Licensee to be made to the graphics portion of the Licensed Software, shall be charged to the Licensee at market rates, which in this instance shall be UNITED's actual cost.

     2.2.5 UNITED shall only be required to provide the Licensed Software in the English language.

     2.2.6 UNITED will provide all upgrades of the Licensed Software that do not require changes to the graphical interface, at no charge to the Licensee.

     2.2.7 All upgrades are to be made available to the Licensee within 30 days of the completion of testing.

     2.2.8     The  Licensee  may  operate  the  Sports-book  on  only  one URL.


2.3  FINANCIAL  TRANSACTIONS

     2.3.1 UNITED shall provide a transaction processing system that will allow the Licensee's customers to deposit funds for wagers on Sporting events (the "Transaction Processing System"). The Licensee's customers will be able to deposit funds via the Internet through the use of Visa, Master Card, and/or American Express credit cards. Other methods of payment may be made available from time to time at UNITED's discretion, at a cost to the Licensee to be agreed upon at the time.

     2.3.2 UNITED shall only be responsible for processing credit card debits and credits for which the Licensee holds the appropriate merchant number accounts.

     2.3.3 The Licensee shall be responsible for all aspects of collecting and paying funds, in accordance with this Agreement.

     2.3.4 The Licensee shall have no rights whatsoever in the Transaction Processing System.



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2.4  TECHNICAL  SUPPORT

     2.4.1     UNITED  shall  technical  support  the  Licensee.

     2.4.2 UNITED shall make the Technical support available via the Internet and via telephone lines.

     2.4.3 UNITED shall determine the number of people acting as technical support and the number of incoming telephone lines for technical support in its absolute discretion.

     2.4.4 Technical support offered via the telephone shall be in English language. Technical support offered via the Internet shall be in English.


2.5  ACCOUNTING

     2.5.1 The Software shall be complete with an accounting system which shall provide the Licensee with the ability to track daily activity of players on the Licensee Sports-book site along with summaries of the monthly activity.


2.6  CUSTOMER  DATA

     2.6.1 The Software will permit Licensee with the ability to maintain a database containing the Customer Information and provide for daily interim Customer Information reports.

     2.6.2 The Customer Information shall remain the sole and exclusive property of the Licensee.


2.7  THE  GAMES


     2.7.1 The Licensee shall determine the betting limits for the Sports-book. The Licensee may choose zero as a betting limit.

     2.7.2 The Licensee shall be responsible for setting the odds for the sports-book from time to time, in its sole discretion.

     2.7.4 Licensee shall determine the sporting events to be available on the Sports-book and that the Licensee has the appropriate licenses to operate.

3.1       OBLIGATIONS  OF  THE  LICENSEE


     3.1.1     Licensee  shall supply the Hardware as defined in this Agreement.

     3.1.2 Licensee shall maintain the Hardware and pay all costs for maintaining and/or upgrading the Hardware.

     3.1.3 Licensee shall supply the office space required to house the Hardware.

     3.1.4 The Hardware shall, at all times, remain the property of Licensee.

     3.1.5 Licensee will require an appropriate connection to the Internet with sufficient bandwidth to properly operate the Licensed Software.


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     3.1.6     UNITED  shall  not  be  required  to  maintain  a redundant site.

     3.1.7 The Licensee shall be responsible for obtaining and maintaining all necessary licenses for the operation of an Internet Sorts-book.

     3.1.8 The Licensee shall be responsible for obtaining and maintaining appropriate merchant numbers for the processing of Visa, Master Card and American Express credit cards and any other credit card for which the Licensee may obtain merchant numbers (the "Merchant Numbers").


3.2  MARKETING

     3.2.1 The Licensee shall be responsible for all marketing of the services offered through the Licensed Software.


3.3  REGULATORY  ISSUES

     3.3.1 The Licensee shall be solely responsible for determining which jurisdictions they choose to market to and receive wagers from.

     3.3.2 The Licensee shall be responsible for determining the legality of accepting wagers in whichever jurisdictions they choose to market to and receive wagers from.

     3.3.3 The Licensee shall indemnify UNITED for any reasonable legal costs, and fines that arise as a result of the Licensee choosing to accept wagers from any jurisdiction that determines or has determined that Internet wagering is illegal.

3.4  THE  WEB  SITE

     3.4.1 The Licensee shall construct and maintain the entire web site(s) where the Software is to be made available to the Licensee's customers (the "Web Sites").

     3.4.2 The Licensee shall pay for any and all Uniform Resource Locators ("URL's") that the Licensee deems necessary to properly market the Licensed Software.

     3.4.3 The Licensee shall ensure that the Web Sites shall display a statement that the software is licensed, as well as all proprietary rights symbols such as Copyright and Trademark, as supplied by UNITED (the "Symbols"). The Symbols shall be of the exact same size and font as supplied by UNITED.

     3.4.4 The Licensee shall have the right to make any changes to the Web Sites the Licensee feels appropriate. All changes that are effected by UNITED will be charged to the Licensee at market rates.

     3.4.5 UNITED shall not in any way be responsible for the design of the Web Sites utilized by the Licensee.

     3.4.6 The Licensee shall include in their Terms and Conditions of Play for the Licensed Software the Terms and Conditions that are recommended by UNITED. The Licensee may embellish or add to these Terms and Conditions. If the Licensee does not implement the minimum required Terms and Conditions, in so far as the Terms and Conditions would have protected the Licensee, UNITED shall not be responsible to the Licensee, notwithstanding anything in this Agreement.

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4    STANDARD  CLAUSES
---------------------

4.1  NOTICES

     Unless otherwise provided in this Agreement, any notice provided for under this Agreement shall be in writing and shall be sufficiently given if delivered personally, or if transmitted by facsimile with an original signed copy delivered personally within twenty-four hours thereafter, or mailed by prepaid registered post addressed to UNITED at their respective addresses set forth below or at such other than current address as is specified by notice.



          To  UNITED:               United  Casino  Corporation
                                   17612  Jordan  Ave.  1A
                                   Irvine,  CA  92612

          To  the  Licensee:         Recantoazul  S.A.
                                   __________________________
                                   __________________________


4.2  ENTIRE  AGREEMENT  AND  SCHEDULES

     The parties agree that this Agreement and its Schedule, if any, constitute the complete and exclusive statement of the terms and conditions between the Licensee and UNITED covering the performance hereof and cannot be altered, amended or modified except in writing executed by an authorized representative of each party. The Licensee further agrees that any terms and conditions of any purchaser order or other instrument issued by the Licensee in connection with this Agreement which are in addition or inconsistent with the terms and conditions of this Agreement shall not be binding on UNITED and shall not apply to this Agreement.


4.3  GOVERNING  LAW  AND  ARBITRATION

     Any dispute in connection with this Agreement shall be settled by arbitration in accordance with any Arbitration Act agreed upon between the parties; provided, however, should any dispute arise under this Agreement, the parties shall endeavor to settle such dispute amicably between themselves. In the event that the parties fail to agree upon an amicable solution, such dispute shall be finally determined by arbitration as aforesaid.


4.4  GOVERNING  LAW

     This agreement and all Schedules shall be governed by and construed in accordance with the laws of Nevada, and the Licensee hereby attorns to the jurisdiction of the courts of the state of Nevada notwithstanding any other provision expressed or implied in either this agreement or the Schedules.


4.5  TIME  TO  BE  OF  THE  ESSENCE

     Time  is  of  the  essence.


4.6  NUMBER  AND  GENDER

     In this Agreement the use of the singular number includes the plural and vice versa the use of any gender includes all genders, and the word

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     "person"  includes  an individual, a trust, a partnership, a body corporate and politic, an association and any other incorporated or unincorporated organization or entity.


4.7  CAPTIONS

     Captions or descriptive words at the commencement of the various sections are inserted only for convenience and are in no way to be construed as a part of this Agreement or as a limitation upon the scope of the particular section to which they refer.


4.8  NON-ASSIGNABILITY

     This Agreement is personal to the Licensee, except as provided in S. 4.9, and the Licensee may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of UNITED.


4.9  BENEFIT

     This Agreement shall enure to the benefit of and be binding upon the Licensee, its successors and assigns. The Licensee may delegate the performance of any of its obligations hereunder to any corporation which controls, is controlled by or is under common control with the Licensee.


4.10  WAIVER

     No condoning, excusing or waiver by any party hereto of any default, breach of non-observance by any other party hereto, at any time or times with respect to any covenants or conditions herein contained, shall operate as a waiver of that party's rights hereunder with respect to any continuing or subsequent default, breach or nonobservance, and no waiver shall be inferred from or implied by any failure to exercise any rights by the party having those rights.


4.11  FURTHER  ASSURANCE

     Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and to do such further and other things as may be necessary to implement and carry out the intent of this Agreement.


4.12  CUMULATIVE  RIGHTS

     All rights and remedies of UNITED are cumulative and are in addition to and shall not be deemed to exclude any other rights or remedies allowed by law except as specifically limited hereby. All rights and remedies may be exercised concurrently.


4.13  PRIOR  AGREEMENTS

     Except as specifically provided for herein, this Agreement, including its Schedules, contains all of the terms agreed upon by the parties with respect to the subject matter herein and supersedes all prior agreements, arrangements and understandings with respect thereto, whether oral or written.



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4.14  SEVERABILITY

     If any part of this Agreement is unenforceable because of any rule of law or public policy, such unenforceable provision shall be severed from this Agreement, and this severance shall not affect the remainder of this Agreement.


4.15  NO  PARTNERSHIP

     Notwithstanding anything in this Agreement, no part of this Agreement, nor the Agreement as a whole shall be construed as creating a partnership or agency relationship between the parties. If any part of this Agreement should become construed as forming a partnership or agency relationship, that part shall be amended such that no partnership or agency relationship is created, but that part achieves what it was originally intended to achieve.


4.16  DOLLAR  AMOUNTS

     All references to money or specific dollar amounts in this Agreement are in United States Dollars.


4.17  INTERPRETATION

     In the interpretation of this Agreement or any provision hereof, no inference shall be drawn in favor of or against any party by virtue of the fact that one party or its agents may have drafted this Agreement or such provision.


4.18  COUNTERPARTS

     This agreement may be executed in one or more counterparts, all of which taken together shall constitute a single instrument.


UNITED  CASINO  CORPORATION

By:    s/Norman  Wright
     ---------------------------
Name:  Norman  Wright
       -------------------------
Title:  President
      --------------------------


Recantoazul,  S.A.

By:   s/  Darren  Wright
     ---------------------------
Name:  Darren  Wright
     ---------------------------
Title:  President
     ---------------------------









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